Exhibit 10.7

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of September 1, 2004, by and between Worldwide Wynn, LLC (“Employer”) and Matt Maddox (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Employment Agreement, dated as of March 14, 2003 (the “Agreement”); and

WHEREAS, Employer is willing and Employee desires to modify certain terms and conditions to the Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

1. Amendment. The Employer and Employee desire to extend the Term of the Agreement by an additional two years. Accordingly, Section 5 of the Agreement is hereby amended in its entirety to read as follows:

“5. TERM. Unless sooner terminated as provided in this Agreement, the term of this Agreement (the “Term”) shall consist of six (6) years commencing on the Effective Date of this Agreement and terminating on the sixth Anniversary of the Effective Date.”

Employer and Employee acknowledge and agree that the extension of the Term of the Agreement does not constitute a commitment by Employee or a requirement of Employer that Employee continue to be based in SAR after March 14, 2007.

2. Salary. Effective September 1, 2004, the term “Base Salary” shall mean Three Hundred Fifty Thousand Dollars ($350,000.00) per annum. Employee’s Base Salary shall be increase to Four Hundred Thousand Dollars ($400,000.00) per annum concurrent with the opening to the public of the resort and casino to be known as “Wynn Macau” and operated by Wynn Macau in SAR.

3. Stock Option Grant. Subject to and effective upon the approval of the Compensation Committee of Wynn Resorts, Limited, Employee shall, at the earliest possible time after the date of the Amendment, be granted 50,000 options of Wynn Resorts, Limited common stock under the Wynn Resorts, Limited 2002 Stock Incentive Plan. The option grant described herein is in addition to any other option grants previously granted by the Company to the Employee.

4. Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein, and agree that nothing else in the Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

WORLDWIDE WYNN, LLC		EMPLOYEE

By:	/s/ Marc D. Schorr	/s/ Matt Maddox
	Marc D. Schorr	Matt Maddox
President